Exhibit 4.30

Officers’ Certificate and Guarantors’ Officers’ Certificate

Pursuant to Sections 201 and 301 of the Indenture

Dated: January 29, 2013

Jeff J. Kaminski, Executive Vice President and Chief Financial Officer, and William A. (Tony) Richelieu, Vice President and Corporate Secretary (together, the “Company Officers”), of KB Home, a Delaware corporation (the “Company”), and William R. Hollinger, Vice President, and William A. (Tony) Richelieu, Secretary (together with Mr. Hollinger, the “Guarantor Officers”), of each of KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; KB HOME Sacramento Inc., a California corporation; KB HOME Reno Inc., a Nevada corporation; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Nevada Inc., a Nevada corporation; and KB HOME Lone Star Inc., a Texas corporation (the “Guarantors”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of January 28, 2004 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of May 1, 2006 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of November 9, 2006 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of August 17, 2007 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of January 30, 2012 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture dated as of January 11, 2013 (the “Seventh Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and all other indentures supplemental thereto, is herein called the “Indenture”), each among the Company, the Guarantors and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”), including Sections 103, 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company’s 1.375% Convertible Senior Notes due 2019 (the “Notes”) and the form of certificate evidencing the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that:

(1) the terms of the Notes were established pursuant to resolutions duly adopted by the Board of Directors of the Company on January 18, 2013, by the Pricing Committee of the Board of Directors of the Company on January 23, 2013 and by the Company Officers pursuant to authority delegated to them by such resolutions (collectively, the “Company Resolutions”) and such terms are as set forth in Annex I hereto, and the issuance, form and terms of the Notes were approved;

(2) the guarantees of the Notes and all related Guaranteed Obligations (as defined in the Indenture) by the Guarantors were approved and confirmed by resolutions duly adopted by the board of directors of each Guarantor on January 22, 2013 (collectively, the “Guarantors’ Resolutions”) and by the Guarantor Officers pursuant to authority delegated to them by the Guarantors’ Resolutions;

(3) the form of certificate evidencing the Notes was established and approved by the undersigned pursuant to authority delegated to them by the Company Resolutions and the Guarantors’ Resolutions and shall be in substantially the form attached as Annex II hereto;

(4) a true, complete and correct copy of the Company Resolutions and the Guarantors’ Resolutions, which were duly adopted by the Board of Directors of the Company, by the Pricing Committee of the Board of Directors of the Company and by each Guarantor’s board of directors, as the case may be, and are in full force and effect on the date hereof, are attached as exhibits to the Certificate of the Secretary of the Company of even date herewith; and

(5) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 103, 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the authentication and delivery of the Notes, have been complied with.

This certificate (this “Notes Officers’ Certificate”) may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

ii

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President and Corporate Secretary

OFFICERS’ CERTIFICATE AND GUARANTORS’ OFFICERS’ CERTIFICATE SIGNATURE PAGE

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President of each of the Guarantors (as such term is defined in the foregoing Notes Officers’ Certificate)

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Secretary of each of the Guarantors (as such term is defined in the foregoing Notes Officers’ Certificate)

OFFICERS’ CERTIFICATE AND GUARANTORS’ OFFICERS’ CERTIFICATE SIGNATURE PAGE

ANNEX I

Capitalized terms used in this Notes Officers’ Certificate and not otherwise defined herein have the same definitions as in the Indenture. In addition, terms used in the Base Indenture as a result of amendments or supplements thereto, with respect to the Notes, pursuant to this Notes Officers’ Certificate that are not otherwise defined therein shall have the meanings set forth herein.

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Notes Officers’ Certificate and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Indenture;

(b) all words, terms and phrases defined in the Indenture (but not otherwise defined herein) shall have the same meanings as in the Indenture;

(c) unless the context otherwise requires, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole as amended and/or supplemented by the Notes Officers’ Certificate and not to any particular Article, Section or other subdivision; and

(d) unless otherwise specified, any reference in this Annex I to an enumerated Article, Section or subdivision is to the Article, Section or subdivision of this Annex I bearing such number.

“Acquiring Person” has the meaning assigned to such term in the Rights Plan, regardless of whether the Rights Plan is in effect.

“Additional Interest” shall have the meaning specified in Section 6.02.

“Additional Shares” shall have the meaning specified in Section 7.03(a).

“Base Indenture” shall have the meaning specified in the second paragraph of the Notes Officers’ Certificate.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the time the Notes are originally issued:

(1) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger or similar transaction involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided that a transaction described in clause (B) above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction shall not constitute a “Change in Control”;

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(4) the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with the Indenture).

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (2) of the definition of Change in Control above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock that are traded on any Permitted Exchange, or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the exclusive Reference Property for the Notes.

“Clause A Distribution” shall have the meaning specified in Section 7.04(c).

“Clause B Distribution” shall have the meaning specified in Section 7.04(c).

“Clause C Distribution” shall have the meaning specified in Section 7.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, par value $1.00 per share, subject to Section 7.07.

“Company” shall have the meaning specified in the first paragraph of the Notes Officers’ Certificate, and shall include its successors and assigns.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date the Notes were issued, (ii) was nominated for election to the Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (iii) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination). Solely for purposes of this definition, the phrase “or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder” of the definition of Board of Directors shall be disregarded.

“Conversion Agent” means the Office or Agency maintained by the Company pursuant to Section 1002 of the Base Indenture and Section 5.01 hereof where Notes may be surrendered for conversion, which shall initially be located at U.S. Bank National Association 100 Wall Street, 16th Floor, New York, NY 10005, Attn: Corporate Trust Services, in the Borough of Manhattan, The City of New York.

“Conversion Date” shall have the meaning specified in Section 7.02(c).

“Conversion Obligation” shall have the meaning specified in Section 7.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 7.01.

“Conversion Restriction” shall have the meaning specified in Section 7.02(j).

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Securities, or any successor entity thereto.

“Delayed Delivery Condition” shall have the meaning specified in Section 7.02(j).

“Distributed Property” shall have the meaning specified in Section 7.04(c).

“DTC” means the Depository Trust Company.

“Effective Date” means (a) for purposes of Section 7.04, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable and (b) for any other purpose, as specified in Section 7.03(c).

“Expiration Date” shall have the meaning specified in Section 7.04(e).

“Expiration Time” shall have the meaning specified in Section 7.04(e).

“Ex-Dividend Date” means the first date on which the shares of outstanding Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Annex II.

“Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Annex II.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Annex II.

A “Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning specified in Section 8.01(b).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 8.01(c)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 8.01(a).

“Global Security” means a Note in global form issued to the Depository or a nominee thereof.

“Indenture” shall have the meaning specified in the second paragraph of the Notes Officers’ Certificate.

“Interest Payment Date” means (i) each February 1 and August 1 of each year, beginning on August 1, 2013 and (ii) November 1, 2018.

“Make-Whole Adjustment Event” means (a) any Change in Control under clause (1) or (2) in the definition thereof, determined after giving effect to any exceptions to or exclusions from such definition, but without giving effect to the proviso in clause (2) of the definition thereof, and (b) any Termination of Trading.

“Maturity Date” means February 1, 2019.

“Merger Common Stock” shall have the meaning specified in Section 7.07(e)(i).

“Merger Valuation Percentage” for any Share Exchange Event shall be equal to (x) the arithmetic average of the Closing Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Sale Price” were references to the “Merger Common Stock” for such Share Exchange Event), divided by (y) the arithmetic average of the Closing Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Share Exchange Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Share Exchange Event.

“Notes” shall have the meaning specified in the second paragraph of the Notes Officers’ Certificate.

“Notes Officers’ Certificate” means the OFFICERS’ CERTIFICATE AND GUARANTORS’ OFFICERS’ CERTIFICATE dated as of January 29, 2013, of which this Annex I constitutes a part.

“Notice of Conversion” shall have the meaning specified in Section 7.02(b).

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 10.01.

“Outstanding” shall have the meaning specified in the Base Indenture; provided that (x) Notes will only be deemed to not be Outstanding under clause (b) in the definition thereof if they have become due and payable and (y) for the avoidance of doubt, clause (c) of such definition shall be deemed deleted with respect to the Notes.

“Permitted Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated January 22, 2013 relating to the Notes offering.

“Pricing Term Sheet” means the Free Writing Prospectus dated January 23, 2013, filed pursuant to Rule 433 under the Securities Act, supplementing the Preliminary Prospectus Supplement.

“Prospectus” means the prospectus dated September 20, 2011 included in the Registration Statement No. 333-176930.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of outstanding Common Stock have the right to receive any cash, securities or other property or in which the outstanding Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 10.02.

“Redemption Notice” shall have the meaning specified in Section 10.02.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 10.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after the Regular Record Date immediately preceding the Maturity Date but on or prior to the Interest Payment Date falling on the Maturity Date, in which case interest accrued to such Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 7.07(a).

“Register” means the Security Register for the Notes.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable February 1 or August 1 Interest Payment Date, respectively. For the November 1, 2018 Interest Payment Date, the Regular Record Date shall be October 15, 2018, whether or not a Business Day.

“Rights Plan” means that certain Rights Agreement, dated as of January 22, 2009, by and between the Company and Computershare Services LLC (as successor to Mellon Investor Services LLC), as rights agent, as in effect on the date the Notes are initially issued.

“Rights Plan Affiliate” means an “Affiliate” or an “Associate,” each as defined in the Rights Plan, regardless of whether the Rights Plan is in effect.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Share Exchange Event” shall have the meaning specified in Section 7.07(a).

“Spin-Off” shall have the meaning specified in Section 7.04(c).

“Stock Price” shall have the meaning specified in Section 7.03(c).

“Substitute Credit Facility” has the meaning set forth in the Base Indenture.

A “Termination of Trading” means the Common Stock (or other Reference Property into which the Notes are convertible) ceases to be listed or quoted on any Permitted Exchange, or the announcement by any such exchange on which the Common Stock (or Reference Property) is trading that the Common Stock (or such Reference Property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Trading Day” means a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market.

“Trigger Event” shall have the meaning specified in Section 7.04(c).

“Underwriters” means the underwriters named in Schedule B to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of January 23, 2013, among the Company and the underwriters named therein.

“unit of Reference Property” shall have the meaning specified in Section 7.07(a).

“Valuation Period” shall have the meaning specified in Section 7.04(c).

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture or the Notes’ Officers’ Certificate shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.02. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Series. The changes, modifications and supplements to the Base Indenture effected by this Notes Officers’ Certificate shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Indenture, the Notes shall constitute a single series of Securities. The provisions of this Notes Officers’ Certificate shall supersede any conflicting provisions in the Indenture.

Section 2.02. Designation and Amount. The Notes shall be designated as the “1.375% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered is initially limited to $200,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), subject to Section 2.04 of this Notes Officers’ Certificate and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 304, Section 305, Section 306 and Section 905 of the Base Indenture and Section 7.02, Section 8.03 and Section 10.02 of this Notes Officers’ Certificate.

Section 2.03. Form of Notes; Global Securities.

(a) The Notes shall be substantially in the form set forth in Annex II. The Notes will initially be issued in the form of a permanent Global Security. Section 305 of the Base Indenture is hereby amended with respect to the Notes by deleting clause (ii) in the seventh paragraph thereof. Notwithstanding anything to the contrary in the Indenture (including, without limitation, Section 308 of the Base Indenture), the Notes Officers’ Certificate or the Notes, following an Event of Default of the type set forth in Section 6.01(a) with respect to any conversion of a portion of a Global Security, the holder of the corresponding beneficial interest in such Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with clause (iii) of the seventh paragraph of Section 305 of the Base Indenture.

(b) Except as provided in Section 305 of the Base Indenture, a Global Security may not be transferred as a whole or in part except (i) by the Depository to a nominee of the Depository or by a nominee of the Depository to another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository and (ii) for transfers of portions of a Global Security made upon request of a member of, or a participant in, the Depository (for itself or on behalf of a beneficial owner) by written notice to the Trustee by or on behalf of the Depository in accordance with customary procedures of the Depository.

(c) The Depository shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depository with respect to each Global Security. Initially, each Global Security shall be issued to the Depository, registered in the name of Cede & Co., as the nominee of the Depository, and deposited with the Trustee as its Custodian.

(d) At such time as all interests in a Global Security have been redeemed, converted, canceled, repurchased or transferred, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a Global Security is exchanged for definitive Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase. Anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of, and interest on, the Global Securities shall be made by wire transfer.

Section 2.04. Denominations Of Notes; Payments Of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Annex II hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. As contemplated by Section 301 of the Base Indenture, the Company may, from time to time, without the consent of Holders of the Notes, reopen the series and issue additional Notes under the Indenture with the same terms (other than date of issuance and date from which interest will initially accrue) as the Notes in an unlimited aggregate principal amount, provided that if any such additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. The Notes and any such additional Notes shall constitute a single series of debt securities and shall vote together as one class on all matters with respect to the Notes.

Section 2.05. Open Market Purchases Of Notes By Company. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company or its agents), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and such Notes shall no longer be deemed Outstanding upon their purchase.

ARTICLE 3

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 3.01. Satisfaction and Discharge of Indenture. Section 401(1) of the Base Indenture is amended and restated in its entirety as follows with respect to the Notes: “either (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture) have been delivered to the Trustee (or, if different, the Registrar), for cancellation; or (2) the Company has deposited with the Trustee or delivered to Holders, as applicable, after all Outstanding Notes have become due and payable, whether at the Maturity Date, any Redemption Date, at any Fundamental Change Purchase Date, or upon conversion (and determination of related settlement amounts) or otherwise, cash and/or, solely to satisfy the Company’s Conversion Obligation, shares of Common Stock, as applicable, sufficient to pay all of the Outstanding Notes or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums payable with respect to the Notes by the Company.”

Section 3.02. Defeasance. Section 402 of the Base Indenture will not apply to the Notes. For the avoidance of doubt, notwithstanding anything to the contrary in the Base Indenture, the Notes will not be subject to defeasance and, with respect to the Notes, any reference in the Base Indenture to defeasance will be deemed deleted. The last paragraph of Section 401 of the Base Indenture will not apply to the Notes.

ARTICLE 4

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 4.01. Supplemental Indentures with Consent of Holders. Section 902 of the Base Indenture is hereby amended with respect to the Notes by deleting “or” after the clause (4), redesignating clause (5) as clause (8) and inserting the following new clauses after clause (4) thereof:

“(5) modify the provisions with respect to the Company’s redemption rights with respect to the Notes as set forth in Article 10 of the Notes Officers’ Certificate or the purchase rights of the Holders as set forth in Article 8 of the Notes Officers’ Certificate, in each case, in a manner materially adverse to Holders of Notes,

(6) change the ranking of the Notes,

(7) adversely affect the right of Holders to convert Notes, or reduce the Conversion Rate, or”

Section 4.02. Supplemental Indentures without Consent of Holders. Section 901 of the Base Indenture is hereby amended with respect to the Notes by replacing the period at the end of clause (14) with “, or” and adding the following new clauses immediately after clause (14):

“(15) to conform the provisions of the Indenture, the Notes’ Officers’ Certificate or the Notes to the “Description of Debt Securities” section of the Prospectus, as amended and/or supplemented by the “Description of the Notes” section in the Preliminary Prospectus Supplement, as further amended and/or supplemented by the Pricing Term Sheet; or

(16) upon the occurrence of a Share Exchange Event solely (x) to provide that the Notes are convertible into Reference Property, and (y) to effect the related changes to the terms of the Notes described under Section 7.07 of the Notes Officers’ Certificate, in each case, in accordance with the applicable provisions of the Notes Officers’ Certificate.”

Section 4.03. Amendments. The text in each of clauses (12) and (14) in Section 901 of the Base Indenture is hereby replaced, with respect to the Notes, with the word “[Reserved]”.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. A Place of Payment will be, and each Office or Agency maintained by the Company with respect to the Notes pursuant to Section 1002 of the Base Indenture will be located in, the Borough of Manhattan, The City of New York. Notwithstanding anything to the contrary in the Base Indenture, the Company and Paying Agent are not required to transfer or exchange any Notes surrendered for purchase pursuant to Article 8, or surrendered for conversion pursuant to Article 7 or selected for redemption pursuant to Article 10 except any portion of that Note not being purchased, converted or redeemed, as the case may be. The Company hereby appoints the Trustee, acting through the office of the Trustee located at U.S. Bank National Association 100 Wall Street, 16th Floor, New York, NY 10005, Attn: Corporate Trust Services, in the Borough of Manhattan, The City of New York, as the Company’s Office or Agency for the purposes specified in Section 1002 of the Indenture; provided, however, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its Office or Agency in the Borough of Manhattan, The City of New York designated for such purposes and may from time to time designate one or more other Offices or Agencies for such purposes and may from time to time rescind such designation, so long as the Company shall at all times maintain an Office or Agency for such purposes in the Borough of Manhattan, The City of New York.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. In addition to the Events of Default set forth in Section 501 of the Base Indenture, each of the following is an “Event of Default” with respect to the Notes:

(a) failure by the Company to deliver the shares of Common Stock owing upon conversion of any Note (including any Additional Shares, if applicable) within 10 calendar days of the date of required delivery in accordance with Article 7 hereof; or

(b) failure by the Company to provide a Fundamental Change Company Notice after the occurrence of a Fundamental Change within the time period required by Section 8.01(b) and such failure continues for 5 Business Days;

Section 6.02. Additional Interest. Notwithstanding Section 502 of the Base Indenture, if elected by the Company, the sole remedy for an Event of Default relating to (i) the failure by the Company or any Guarantor to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company or such Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company or any Guarantor to comply with its reporting obligations under Section 704 of the Base Indenture, shall for the first 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes Outstanding at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes Outstanding to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which such Event of Default relating to such reporting obligations is cured or waived).

If the Company so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st calendar day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st calendar day), the Notes shall be subject to acceleration under Section 502 of the Base Indenture. The limitation on remedies described in this Section 6.02 shall not affect the rights of Holders of the Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 6.02 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 502 of the Base Indenture.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of an Event of Default relating to the failure by the Company or any Guarantor to comply with its reporting obligations under Section 314(a)(1) of the Trust Indenture Act or under Section 704 of the Base Indenture, in accordance with this Section 6.02, the Company must notify in writing all Holders of record of the Notes, the Trustee and the Paying Agent of such election on or prior to the close of business on the date (or, if such date does not fall on a Business Day, on the next Business Day) on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 502 of the Base Indenture as long as such Event of Default is continuing. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such written notice, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 6.03. Default Interest. Notwithstanding anything to the contrary herein or in the Indenture (including, without limitation, Section 503 of the Base Indenture), to the extent permitted by law, payments of the Fundamental Change Purchase Price, Redemption Price,

principal and interest with respect to the Notes that are not made when due will accrue interest per annum at the interest rate then applicable to the Notes from the required payment date.

Section 6.04. Notice Of Defaults by Trustee.

(a) Section 602 of the Base Indenture is hereby amended with respect to the Notes by (x) inserting the words “or any failure by the Company to deliver the consideration due upon conversion of the Notes” immediately prior to the words “the Trustee shall be protected in withholding such notice” in the first proviso therein and (y) deleting the words “or 501(9) with respect to Securities of such series” in the second proviso therein.

(b) With respect to the Notes:

(i) the proviso set forth in Section 315(b) of the Trust Indenture Act shall not apply with respect to a failure by the Company to deliver the consideration due upon conversion of the Notes; and

(ii) the holders of a majority in principal amount of the Notes may not waive, pursuant to clause (B) under
Section 316(a)(1) of the Trust Indenture Act, any default of the type set forth in clauses (1) through (3) in Section 513 of the Base Indenture.

(c) All notices with respect to the Notes deliverable by the Company to the Trustee under the Indenture, the Notes’ Officers’ Certificate or the Notes (x) shall be delivered to the Corporate Trust Office in accordance with Section 105 of the Base Indenture, and (y) shall make express reference to the Indenture, the Company and the Notes.

ARTICLE 7

CONVERSION OF NOTES

Section 7.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 7, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date (or, in the case of a Note or a portion of a Note called for redemption, the close of business on the Business Day immediately preceding the Redemption Date) at an initial conversion rate of 36.5297 shares of Common Stock (subject to adjustment as provided in this Article 7, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 7.02, the “Conversion Obligation”).

Section 7.02. Conversion Procedure; Settlement Upon Conversion.

(a) Upon conversion of any Note, subject to Section 7.02(j) below, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the relevant Conversion Date, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 7.02, on the third Business Day immediately following the relevant Conversion Date.

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Security, comply with the procedures of the Depository in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(g) and (ii) in the case of a certificated Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(g). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 7 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 8.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the Business Day (the “Conversion Date”) that the Holder has fully complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, the converting Holder shall pay a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax (but not any tax or duty that may be levied on a Holder’s income as a result of or in connection with a conversion) due on the issuance of Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due from such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Upon conversion of a Note, the Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth below. Except as described below, the Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date (including the Interest Payment Date falling on the Maturity Date) notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied payment of an amount equal to the interest that will be payable on such Interest Payment Date on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) if the Company has specified a Redemption Date for the Notes that is after the Regular Record Date immediately preceding the Maturity Date and on or prior to the Interest Payment Date falling on the Maturity Date; (3) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes.

(h) The Person (including any depository for Common Stock, if applicable) in whose name the certificate or certificates for any shares of Common Stock delivered upon conversion is registered shall be treated as a holder of record of such shares as of the close of business on the relevant Conversion Date; provided that, with respect to any shares of Common Stock such Person is not entitled to receive pursuant to Section 7.02(j) below, such Person shall not be treated as the owner or holder of such shares for any purpose unless and until such Person is entitled to receive such shares as provided in Section 7.02(j). Upon a conversion of Notes, such

Person shall no longer be a Holder of such Notes surrendered for conversion, except for (x) the right to receive the consideration due upon conversion and (y) with respect to any Note converted after the close of business on a Regular Record Date but prior to the corresponding Interest Payment Date, the right of the record Holder of such Note as of the close of business on such Regular Record Date to receive the interest payable on such Interest Payment Date, subject to paragraph (g) above.

(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(j) Notwithstanding anything to the contrary in the Indenture, this Notes Officers’ Certificate or the Notes, no beneficial owner of Notes will be entitled to receive shares of Common Stock upon conversion of the Notes and any delivery of shares of Common Stock upon conversion of the Notes will be void and of no effect (i) if the beneficial owner of such Notes, or any Person of whom such beneficial owner is a Rights Plan Affiliate, is an Acquiring Person or (ii) to the extent (but only to the extent) that such receipt or delivery would cause the beneficial owner of such Notes or any Person of whom such beneficial owner is a Rights Plan Affiliate to become an Acquiring Person (each such restriction in the foregoing clauses (i) and (ii), a “Conversion Restriction”), unless such beneficial owner has received the specific prior approval of the Board of Directors. Without limiting the foregoing, if any delivery of shares of Common Stock upon conversion of Notes is not made as a result of a Conversion Restriction, the Company’s obligation to make such delivery will not be extinguished and the Company shall deliver such shares, in one or more installments, as promptly as practicable, in the case of each such installment, following the time at which (A) (x) neither such beneficial owner nor any Person of whom it is a Rights Plan Affiliate is an Acquiring Person and (y) such delivery of the shares included in such installment would not cause such beneficial owner or any Person of whom it is a Rights Plan Affiliate to become an Acquiring Person (each of clauses (x) and (y), a “Delayed Delivery Condition”), and (B) such beneficial owner delivers written notice to the Company and represents in writing to the Company, as of the date of such notice and the date of the relevant delivery, that the Delayed Delivery Conditions have been met. In exercising its right of conversion, each beneficial owner of Notes shall be deemed to have represented to the Company, as of the date of such exercise and as of the date of actual receipt by such beneficial owner of the relevant shares of Common Stock, that (x) it is not, nor is any Person of whom it is a Rights Plan Affiliate, an Acquiring Person and (y) the receipt or delivery of (A) the full number of shares of Common Stock with respect to which it is exercising its right of conversion or (B) if such beneficial owner has delivered written notice to the Company at least 5 and no more than 10 Business Days prior to the relevant exercise (such notice to be deemed given only upon receipt by the Company) that such beneficial owner may only receive a lesser number of shares at such time under the Conversion Restriction described in clause (ii) of the definition thereof, such lesser number of shares, in the case of each of clauses (A) and (B), will not cause it, or any Person of whom it is a Rights Plan Affiliate, to become an Acquiring Person. For the avoidance of doubt, the Conversion Restrictions set forth in this Section 7.02(j) shall apply to any exercise of a conversion right by a Holder of Notes, but in the case of Global Securities, only to the extent that such restrictions apply to the owners of beneficial interests in such Global Securities other than participants of the Depository who hold beneficial interests in the Notes on behalf of other Persons. Notwithstanding the foregoing, the Conversion Restrictions set forth in this Section 7.02(j) shall not prohibit the delivery of shares on any date if none of the Rights Plan, the transfer and ownership restrictions set forth in Article Ninth of the Company’s Restated Certificate of Incorporation or any analogous stockholder rights agreement or charter transfer restrictions are then in effect.

Section 7.03. Adjustment To Conversion Rate Upon Conversion Upon A Make-Whole Adjustment Event. (a) If a Make-Whole Adjustment Event occurs prior to the Maturity Date and a Holder of the Notes elects to convert its Notes in connection with such Make-Whole Adjustment Event, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Adjustment Event if the relevant Notice of Conversion is received by the Conversion Agent at any time during the period from, and including, the Effective Date of the Make-Whole Adjustment Event up to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Adjustment Event that does not constitute a Fundamental Change, up to, and including, the 30th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event).

(b) The Company shall notify Holders of the Notes, the Trustee and the Conversion Agent of any event that, if consummated, would constitute a Make-Whole Adjustment Event and issue a press release, in each case, as soon as practicable following the first public announcement of such potential Make-Whole Adjustment Event. In addition, the Company shall notify the Holders of Notes, the Conversion Agent and the Trustee of the actual Effective Date of any Make-Whole Adjustment Event and issue a press release (and make the press release available on its website) announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Adjustment Event shall be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Adjustment Event, determined pursuant to this Section 7.03(c). If the holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Adjustment Event described in clause 2 of the definition of Change in Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event.

(d) The Stock Prices set forth in the first row of the table below (i.e. column headers) shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 7.04 or Section 7.11. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.04 and Section 7.11.

(e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to this Section 7.03 based on hypothetical Stock Prices and Effective Dates set forth below:

	Stock Price
Effective Date	$18.25	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00
January 29, 2013	18.2648	16.3783	10.9732	7.7585	5.7029	4.3170	2.6387	1.7143	1.1610	0.8094
February 1, 2014	18.2648	16.2969	10.6999	7.4137	5.3423	3.9668	2.3374	1.4672	0.9618	0.6495
February 1, 2015	18.2648	16.0835	10.2727	6.9191	4.8470	3.5003	1.9547	1.1660	0.7277	0.4682
February 1, 2016	18.2648	15.7072	9.6453	6.2301	4.1808	2.8915	1.4825	0.8137	0.4680	0.2772
February 1, 2017	18.2648	15.0908	8.6951	5.2262	3.2455	2.0689	0.8923	0.4066	0.1909	0.0898
February 1, 2018	18.2648	14.1447	7.1871	3.6915	1.9149	1.0004	0.2668	0.1682	0.0978	0.0449
November 6, 2018	18.2648	13.4703	3.4703	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 1, 2019	18.2648	13.4703	3.4703	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case if the Stock Price is:

(i) between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) in excess of $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) less than $18.25 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Conversion Rate be increased to more than 54.7945 shares per $1,000 principal amount of Notes pursuant to the events described in this Section 7.03, though such number of shares shall be adjusted in the same manner and for the same events for which the Conversion Rate must be adjusted pursuant to Section 7.04 and Section 7.11.

(f) Nothing in this Section 7.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 7.04 or 7.11 in respect of a Make-Whole Adjustment Event.

Section 7.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described below.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of its outstanding Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR	=	CR0	x	OS
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of the Common Stock, as the case may be;

CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to giving effect to such subdivision or combination, as the case may be; and

OS	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution or such subdivision or combination, as the case may be.

Any adjustment made under this Section 7.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such subdivision or combination of Common Stock, as the case may be. If such dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of outstanding Common Stock of any rights, options or warrants entitling them for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 7.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, effective as of the date the Board of Directors determines not to make such distribution, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

For purposes of this Section 7.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than such average of the Closing Sale Prices of the Common Stock for the applicable 10 consecutive Trading Day period, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the outstanding Common Stock, excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 7.04(a) or Section 7.04(b), (ii) dividends or distributions paid exclusively in cash, (iii) Spin-Offs as to which the provisions set forth below in this Section 7.04(c) shall apply, (iv)

subject to Section 7.11, rights issued pursuant to any stockholder rights plan adopted by the Company, and (v) any distribution pursuant to a Share Exchange Event, of cash, securities or other property constituting Reference Property (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 7.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, effective as of the date the Board of Directors determines not to make such distribution, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, without having to convert its Note, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 7.04(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the outstanding Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a

Subsidiary or other business unit of the Company, that are, or when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	FMV + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be calculated at the close of business on the last Trading Day of the Valuation Period but shall be given effect immediately after the close of business on the Record Date for such Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the Valuation Period for any Spin-Off, references in the portion of this Section 7.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of this Section 7.04(c) (and subject in all respect to Section 7.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04(c) (and no adjustment to the Conversion Rate under this Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of these Notes, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7.04(a), Section 7.04(b) and this Section 7.04(c), if any dividend or distribution to which this Section 7.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 7.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 7.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7.04(a) and Section 7.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the Record Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to giving effect to such subdivision or combination, as the case may be” within the meaning of Section 7.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 7.04(b).

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the outstanding shares of Common Stock (other than (i) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up and (ii) a regular cash dividend that does not exceed $0.025 per share per quarter (as proportionately adjusted to reflect a change in the length of regular dividend periods) (the “Dividend Threshold Amount”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	SP0 - T
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Dividend Threshold Amount; provided that if the dividend or distribution is not a regular cash dividend, the Dividend Threshold Amount will be deemed to be zero; and

C	=	the amount in cash per share so paid or distributed to all or substantially all holders of its outstanding Common Stock.

The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate made under this Section 7.04(d). Any increase pursuant to this Section 7.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution described in this Section 7.04(d) is declared but not so paid or made, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the outstanding Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer (other than an odd lot tender offer) for the outstanding Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	AC + (OS x SP)
OS0 x SP

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 7.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, but excluding, the Expiration Date, but shall be given effect at the open of business on Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Rate in respect of any conversion within the 10 Trading Days immediately following the Expiration Date, references in this Section 7.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. If the Company or any of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer described in this Section 7.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) If the application of the formulas in clauses (a), (b), (c), (d) and (e) of this Section 7.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination). In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of its Common Stock.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 7.04, and to the extent permitted by applicable law and applicable listing rules of the New York Stock Exchange and any other securities exchange on which the Company’s securities are then listed, (i) the Company may increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares of Common Stock) or similar events. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall notify the Holder of each Note, in accordance with Section 106 of the Base Indenture, of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) All calculations and other determinations under this Article 7 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000) of a share. Notwithstanding anything herein to the contrary, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (A) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (B) regardless of whether the aggregate adjustment is less than 1%, (1) upon the occurrence of a Fundamental Change and (2) upon any conversion of Notes.

(j) No adjustment to the Conversion Rate shall be made for a given transaction if each Holder of the Notes will be entitled to participate in such transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to (x) the principal amount of such Holder’s Notes divided by $1,000 multiplied by (y) the Conversion Rate would be entitled to participate.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice containing such information and shall deliver such to each Holder of the Notes, in accordance with Section 106 of the Base Indenture, and shall issue a press release setting forth the adjusted Conversion Rate and the facts upon which the adjustment was based (and make the press release available on its website). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 7.05. Adjustments of Prices. Whenever any term of this Notes Officers’ Certificate or the Notes requires the Company to calculate the Closing Sale Prices or the Stock Price for purposes of a Make-Whole Adjustment Event over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, the Expiration Date or Effective Date of the event occurs, at any time during the period from which such Closing Sale Prices or Stock Prices are to be calculated.

Section 7.06. Shares to be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, in each case, that are not reserved for other purposes, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder of the Notes and including the then-maximum number of Additional Shares that may be added to the Conversion Rate in connection with a Make-Whole Adjustment Event).

Section 7.07. Effect of Recapitalizations, Reclassifications and Changes of the shares of Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination, binding share exchange or similar transaction involving the Company, or

(iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety,

in each case, in which holders of the outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive and any such transaction or event, a “Share Exchange Event”), then, the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture with respect to the Notes, providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration because the Holders of Common Stock have the right to elect the type of consideration they will receive, then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify in writing Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall also provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 7. If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the successor or purchasing Person, as the case may be, in such Share Exchange Event, such other Person shall fully and unconditionally guarantee all obligations of the Company or such successor under the Notes and the Indenture, and the relevant supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the purchase rights set forth in Article 8, as the Board of Directors reasonably considers necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 7.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders in accordance with Section 106 of the Base Indenture. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder of the Notes, at its address appearing on the Register, within 20 days after execution thereof, and shall issue a press release stating that the Notes have become convertible into Reference Property and the composition of such Reference Property and containing any other information that the Company reasonably determines is appropriate to include therein (and make the press release available on its website). Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 7.07. None of the foregoing provisions shall affect the right of a Holder of the Notes to convert its Notes into shares of Common Stock as set forth in Section 7.01 and Section 7.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

(e) In connection with any Share Exchange Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Share Exchange Event will be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Share Exchange Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Share Exchange Event (such quotient rounded down to nearest cent).

(ii) In the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Share Exchange Event will be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Share Exchange Event, multiplied by (y) the Merger Valuation Percentage for such Share Exchange Event (such product rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Share Exchange Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Share Exchange Event will be equal to zero.

Section 7.08. Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 7.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 7.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, immunities, powers and duties of the Trustee contained in the Base Indenture, except as expressly modified by this Notes Officers’ Certificate, shall be applicable to the Conversion Agent, in respect of the Notes and this Notes Officers’ Certificate as fully and with like effect as if set forth herein in full.

Section 7.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 7.04 or Section 7.11;

(b) a Share Exchange Event that does not constitute a Make-Whole Adjustment Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Significant Subsidiaries;

then, in each case (unless notice of such event is otherwise required to be delivered prior to the date hereinafter specified pursuant to another provision of the Indenture or this Notes Officers’ Certificate), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder in accordance with Section 106 of the Base Indenture, as promptly as practicable, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 7.11. Shareholder Rights Plans. To the extent the Rights Plan or any other stockholder rights agreement of the Company (i.e., a poison pill), is in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the rights, if any under such rights agreement, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock Distributed Property as provided in Section 7.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 8

PURCHASE OF NOTES AT OPTION OF HOLDERS

Section 8.01. Purchase at Option of Holders of the Notes Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder of the Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple thereof, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided that if the Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Company shall instead pay the full amount of interest accrued to the Interest Payment Date to each Holder of record of Notes on such Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes subject to purchase pursuant to this Article 8 and will not include any accrued and unpaid interest.

(b) Within 5 Business Days after the occurrence of a Fundamental Change, the Company shall mail or send via recognized overnight courier service to all Holders of the Notes and the Trustee a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof and issue a press release containing such information (and make such press release available on its website). Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event, in which case the Effective Date of the Make-Whole Adjustment Event shall be given;

(iii) the last date on which a Holder of the Notes may exercise the purchase right pursuant to this Article 8;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the Conversion Rate and any adjustments to the Conversion Rate made or to be made on account of such Fundamental Change, and the procedures required for exercise of a Holder’s right to convert its Notes;

(vii) the procedures required for exercise of the purchase option upon the Fundamental Change, and the procedures required for withdrawal of any such exercise; and

(viii) the name and address of the Paying Agent and the Conversion Agent.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of the Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 8.01.

(c) Purchases of Notes under this Section 8.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Annex II, if the Notes are certificated Notes, or in compliance with the Depository’s procedures for surrendering interests in Global Securities, if the Notes are Global Securities, in each case during the period between the delivery of the Fundamental Change Company Notice and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii) delivery of the Notes, if the Notes are certificated Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Securities, in compliance with the procedures of the Depository, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor;

in each case, after delivery of the Fundamental Change Company Notice.

(d) The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) in the case of certificated Notes, the certificate numbers of the Notes to be delivered for purchase;

(ii) the portion of the principal amount of the Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Notes Officers’ Certificate;

provided, however, that if the Notes are Global Securities, the Fundamental Change Purchase Notice must comply with applicable procedures of the Depository.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(e) Notwithstanding the foregoing, no Notes may be purchased on any date by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depository shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 8.02. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 8.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii) if certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice which portion must be in principal amounts of $1,000 or an integral multiple thereof;

provided, however, that if the Notes are Global Securities, the notice must comply with applicable procedures of the Depository.

Section 8.03. Deposit of Fundamental Change Purchase Price.

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 605 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn in accordance with Section 8.02 prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 8.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 8.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date then, with respect to Notes that have been properly surrendered for purchase and not validly withdrawn:

(i) such Notes shall cease to be Outstanding,

(ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), and

(iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder of record at the close of business on such Regular Record Date to receive the related interest payment).

(c) Upon surrender of a Note that is to be purchased in part pursuant to Section 8.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 8.04. Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any purchase offer pursuant to a Fundamental Change Company Notice, the Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations impose any obligations on the Company in addition to those set forth in the Indenture, the Notes and this Notes Officers’ Certificate in connection with the repurchase of the Notes as a result of a Fundamental Change, in each case, so as to permit the rights and obligations under this Article 8 to be exercised in the time and in the manner specified in this Article 8.

Section 8.05. Third Party Offer. Notwithstanding the foregoing, the Company shall not be required to make an offer to purchase the Notes upon a Fundamental Change if a third party makes such an offer in the manner, at the times and otherwise substantially in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under its offer.

Section 8.06. Inapplicability of Article Thirteen. Article Thirteen of the Base Indenture shall not apply with respect to the Notes.

ARTICLE 9

GUARANTEES

Section 9.01. Guarantees. The Notes shall have the benefit of the Guarantees and Article Sixteen of the Base Indenture shall apply with respect to the Notes; provided that (i) for the avoidance of doubt, the “Guaranteed Obligations” shall include all of the Company’s payment and delivery obligations under the Notes (including, without limitation, the obligation to deliver shares of Common Stock upon conversion of the Notes in accordance with the terms thereof), (ii) the Company agrees that each Guarantor of the Notes shall at all times be a direct or indirect wholly-owned Subsidiary of the Company, and (iii) the Company agrees that it shall not cause any direct or indirect non-wholly-owned Subsidiary of the Company to guarantee any of the Company’s then-outstanding series of senior or subordinated notes or any Substitute Credit

Facility. The Guarantors hereby confirm that the principal of, and interest on, the Notes and all other Guaranteed Obligations shall be guaranteed pursuant to the Guarantees and otherwise in accordance with and subject to the limitations set forth in Article Sixteen of the Indenture. For the avoidance of doubt, the Company may, at its option, cause (x) any wholly owned Subsidiary to become a Guarantor, whether or not such Subsidiary is a Domestic Significant Subsidiary, and (y) any wholly owned Subsidiary to continue as a Guarantor, notwithstanding the fact that such Subsidiary does not or ceases to qualify as a Domestic Significant Subsidiary.

ARTICLE 10

OPTIONAL REDEMPTION

Section 10.01. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to November 6, 2018. On or after November 6, 2018 and prior to the Maturity Date, the Company may redeem (an “Optional Redemption”) for cash all or part of the Notes at the Redemption Price.

Section 10.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 calendar days prior to the date on which such notice is required to be delivered to Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall send or cause to be sent a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part in accordance with Section 106 of the Base Indenture; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice in accordance herewith or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi) the Conversion Rate and, if applicable, any adjustment that will be made upon conversion pursuant to Section 7.04(i);

(vii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by such method as the Trustee considers to be fair and appropriate. A Holder may convert its Notes or portions of Notes called for redemption until the close of business on the Business Day prior to the Redemption Date, unless the Company fails to pay the Redemption Price in which case such Holder may convert such Note (or portion of a Note) until the Redemption Price has been paid or duly provided for. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. If any Note is to be redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion shall be issued.

Section 10.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 605 of the Base Indenture, an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 10.04. Inapplicability of Articles Eleven and Twelve. Articles Eleven and Twelve of the Base Indenture shall not apply with respect to the Notes. Any reference in the Base Indenture to Article Eleven thereof shall be deemed to refer instead to this Article 10.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Amendments to the Base Indenture; Elections.

(a) For the avoidance of doubt, the Notes shall not constitute Bearer Securities.

(b) The principal amount of, any Fundamental Change Purchase Price or Redemption Price (in each case, if applicable) for, and interest on, the Notes, and any cash due upon conversion of the Notes in lieu of fractional shares, shall be payable in Dollars.

(c) Section 106(1) of the Base Indenture is hereby amended with respect to the Notes by inserting the words “or via recognized overnight courier service,” immediately prior to the words “to each Holder of a Registered Security affected by such event”.

(d) The third paragraph of Section 306 of the Base Indenture is hereby amended with respect to the Notes by deleting the words “or is about to become”.

(e) Section 512 of the Base Indenture is hereby amended with respect to the Notes by replacing the words “or with the Securities of any Series” with the words “or with the Notes Officers’ Certificate or the Notes”.

Section 11.02. Governing Law. THIS NOTES OFFICERS’ CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.03. No Security Interest Created. Nothing in the Notes Officers’ Certificate, the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04. Benefits of Indenture. Nothing in this Notes Officers’ Certificate, the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Company, the Trustee, the Guarantors, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors hereunder or the Holders of the Notes (or, with respect to their rights under Section 2.03(a), beneficial owners of the Notes), any benefit or any legal or equitable right, remedy or claim under the Indenture. With respect to the Notes, this Section 11.04 supersedes in its entirety Section 112 of the Base Indenture, and any reference in the Base Indenture to such Section 112 shall be deemed to refer instead to this Section 11.04.

Section 11.05. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.06. Severability. In case any provision in the Notes Officers’ Certificate, the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07. Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented to the date hereof, and by this Notes Officers’ Certificate, is in all respects ratified and confirmed.

Section 11.08. Calculations. The Company and its agents shall be responsible for making all calculations called for under this Notes Officers’ Certificate and the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes and any adjustments to the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder at the sole cost and expense of the Company. None of the Trustee, Conversion Agent or Paying Agent shall be responsible or liable for the calculations of the Company.

Section 11.09. Trustee. Neither the Trustee, the Conversion Agent nor any of their respective agents shall be responsible for the validity or sufficiency of this Notes Officers’ Certificate.

ANNEX II

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND EXCHANGES OF THIS GLOBAL SECURITY MAY ONLY BE MADE UNDER THE CONDITIONS SET FORTH IN THE NOTES OFFICERS’ CERTIFICATE REFERRED TO HEREIN.

KB HOME

1.375% Convertible Senior Notes due 2019

No. [ ]	$[ ]

CUSIP No. 48666K AS8

KB Home, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof (as amended and/or supplemented by the Notes Officers’ Certificate referred to on the reverse hereof), for value received hereby promises to pay to [            ]1[CEDE & CO.]2, or registered assigns, the principal sum [of $[            ]3[as set forth in the “Schedule of Exchanges of Notes” attached hereto], [in accordance with the rules and procedures of the Depository,]4 on February 1, 2019, and interest thereon as set forth below.

The outstanding principal of this Note shall bear interest at the rate of 1.375% per year from January 29, 2013, or from the most recent date to which interest has been paid or provided for, to, but excluding, the next scheduled Interest Payment Date with the last such Interest Payment Date being February 1, 2019. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Subject to the Indenture provisions regarding Defaulted Interest, interest is payable semi-annually in arrears on each February 1 and August 1 (or, if such date is not a Business Day, on the immediately following Business Day), commencing on August 1, 2013, to Holders of record of the Notes at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Interest is also payable on November 1, 2018, to Holders of record at the close of business on October 15, 2018. Additional Interest may be payable as set forth in Section 6.02 of the Notes Officers’ Certificate, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.02.

[The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Security, in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Note.]5 As provided in and subject to the provisions of the Indenture and the Notes Officers’ Certificate, the Company shall pay the principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the

[1]	Include for certificated Note.
[2]	Include for Global Security.
[3]	Include for certificated Note.
[4]	Include for Global Security.
[5]	Include for Global Security.

Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency at its Corporate Trust Office designated pursuant to Section 5.01 of the Notes Officers’ Certificate as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Notes Officers’ Certificate. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture or the Notes Officers’ Certificate, the provisions of the Indenture or the Notes Officers’ Certificate shall control and govern. In case of any conflict between the Indenture and the Notes Officers’ Certificate, the Notes Officers’ Certificate shall govern and control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its duly authorized officers.

Dated: [                    ]

KB HOME

By:		By:
	Name:		Name:
	Title:		Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

KB HOME

1.375% Convertible Senior Notes due 2019

This Note is one of a duly authorized series of Securities of the Company, designated as its 1.375% Convertible Senior Notes due 2019 (the “Notes”), such series of Securities being limited, subject to the following sentence, to the aggregate principal amount of $200,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to an Indenture dated as of January 28, 2004 (the “Base Indenture”; the Base Indenture, as amended or supplemented from time to time, the “Indenture”), by and between the Company, the Guarantors party thereto from time to time and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”) as amended and supplemented by the Officers’ Certificate and Guarantors’ Officers’ Certificate, dated as of January 29, 2013 (herein called the “Notes Officers’ Certificate”), to which Indenture, Notes Officers’ Certificate and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to the conditions specified in the Notes Officers’ Certificate.

Subject to the terms and conditions of the Indenture and the Notes Officers’ Certificate, the Company will make all payments and deliveries in respect of any Redemption Price, the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

No reference herein to the Indenture or the Notes Officers’ Certificate and no provision of this Note or of the Indenture or the Notes Officers’ Certificate shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Purchase Price, if applicable) of, the Redemption Price, if applicable, of, and accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money herein and in the Notes Officers’ Certificate prescribed.

The Notes are issuable in registered form without Coupons in denominations of $1,000 principal amount and multiples thereof. At the Office or Agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture and the Notes Officers’ Certificate, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Notes Officers’ Certificate.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Notes Officers’ Certificate, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof into shares of Common Stock at the Conversion Rate specified in the Notes Officers’ Certificate, as adjusted from time to time as provided in the Notes Officers’ Certificate, unless the Company has called Notes for redemption, in which case the Holder may convert such Notes until the close of business on the Business Day immediately preceding the applicable Redemption Date.

Terms used in this Note and defined in the Indenture or the Notes Officers’ Certificate are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES6

KB HOME

1.375% Convertible Senior Notes due 2019

The initial principal amount of this Global Security is [            ] ($[            ]). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include for Global Security.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: KB Home

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Notes Officers’ Certificate referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Notes hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with Section 7.02(d) of the Notes Officers’ Certificate. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

[The undersigned hereby represents and warrants to the Company, as of the date hereof and as of the date of actual receipt by the undersigned of the relevant shares of Common Stock, that (x) the undersigned is not, nor is any Person of whom it is a Rights Plan Affiliate, an Acquiring Person and (y) the receipt or delivery of (A) the full number of shares of Common Stock with respect to which the undersigned is exercising its right of conversion or (B) if the undersigned has delivered written notice to the Company at least 5 and no more than 10 Business Days prior to the date hereof (such notice to be deemed given only upon receipt by the Company) that the undersigned may only receive a lesser number of shares under the Conversion Restriction described in clause (ii) of the definition thereof, such lesser number of shares, in the case of each of clauses (A) and (B), will not cause the undersigned, or any Person of whom it is a Rights Plan Affiliate, to become an Acquiring Person.]7

Dated:

Signature(s)

Signature Guarantee

[7]	Include for certificated Note.

1

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if

shares of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered Holder.

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof
must correspond with the name as written upon the face of
the Note in every particular without alteration or
enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: KB Home

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from KB Home (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Notes Officers’ Certificate referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be purchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                     hereby sell(s), assign(s) and transfer(s) unto                     (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1